77B Accountant's Report on Internal Control


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Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072

                         Report of Independent Auditors

To the Shareholders and
Board of Trustees of Liberty-Stein Roe Municipal Trust

In planning and performing our audits of the financial statements of the Liberty High Yield Municipal Fund (formerly, Stein Roe High-Yield Municipals Fund) and Liberty Managed Municipals Fund (formerly, Stein Roe Managed Municipals Fund), two series of Liberty-Stein Roe Municipal Trust (the "Trust"), for the year ended June 30, 2003, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2003.

This report is intended solely for the information and use of management and the Board of Trustees of Liberty-Stein Roe Municipal Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                                           Ernst & Young LLP
Boston, Massachusetts
August 19, 2003


77O Transactions effected pursuant to Rule 10f-3

Liberty High Yield Municipal Fund
On April 4, 2003, Liberty High Yield Municipal Fund (Fund) purchased $802,000 par value of bonds of Long Island Power Authority 5.00% 06/01/09 (Securities) for a total purchase price of $856,536 from Dain Rauscher pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: UBS PaineWebber, Inc.; Goldman, Sachs & Co.; ABN Amro Financial Services; Bear, Stearns & Co., Inc.; First Albany Corporation; David Lerner Associates, Inc.; JP Morgan; Ramirez & Co., Inc.; Roosevelt & Cross, Inc.; Advest, Inc./Lebenthal & Co.; CIBC World Markets; Jackson Securities; McDonald Investments, Inc.; Prager, Sealy & Co., LLC; Raymond James & Associates, Inc.; Siebert Brandford Shank & Co., LLC; Salomon Smith Barney; MR Beal & Company; A.G. Edwards & Sons, Inc.; Lehman Brothers; Merrill Lynch & Co.; RBC Dain Rauscher Inc.; Wachovia Bank, National Association.

On April 4, 2003, Liberty High Yield Municipal Fund (Fund) purchased $803,000 par value of bonds of Long Island Power Authority 5.00% 06/01/09 (Securities) for a total purchase price of $857,604 from First Albany pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: UBS PaineWebber, Inc.; Goldman, Sachs & Co.; ABN Amro Financial Services; Bear, Stearns & Co., Inc.; First Albany Corporation; David Lerner Associates, Inc.; JP Morgan; Ramirez & Co., Inc.; Roosevelt & Cross, Inc.; Advest, Inc./Lebenthal & Co.; CIBC World Markets; Jackson Securities; McDonald Investments, Inc.; Prager, Sealy & Co., LLC; Raymond James & Associates, Inc.; Siebert Brandford Shank & Co., LLC; Salomon Smith Barney; MR Beal & Company; A.G. Edwards & Sons, Inc.; Lehman Brothers; Merrill Lynch & Co.; RBC Dain Rauscher Inc.; Wachovia Bank, National Association.

On April 4, 2003, Liberty High Yield Municipal Fund (Fund) purchased $395,000 par value of bonds of Long Island Power Authority 5.00% 06/01/09 (Securities) for a total purchase price of $421,860 from Smith Barney Shearson/CMTA pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: UBS PaineWebber, Inc.; Goldman, Sachs & Co.; ABN Amro Financial Services; Bear, Stearns & Co., Inc.; First Albany Corporation; David Lerner Associates, Inc.; JP Morgan; Ramirez & Co., Inc.; Roosevelt & Cross, Inc.; Advest, Inc./Lebenthal & Co.; CIBC World Markets; Jackson Securities; McDonald Investments, Inc.; Prager, Sealy & Co., LLC; Raymond James & Associates, Inc.; Siebert Brandford Shank & Co., LLC; Salomon Smith Barney; MR Beal & Company; A.G. Edwards & Sons, Inc.; Lehman Brothers; Merrill Lynch & Co.; RBC Dain Rauscher Inc.; Wachovia Bank, National Association.


On April 11, 2003, Liberty High Yield Municipal Fund (Fund) purchased $175,000 par value of bonds of Puerto Rico Highways and Transportation Authority 5.50% 7/1/2018 (Securities) for a total purchase price of $199,483 from Bank America pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Salomon Smith Barney; Merrill Lynch & Co.; Banc of America Securities LLC; Lehman Brothers; UBS PaineWebber, Inc.; Goldman, Sachs & Co.; Raymond James & Associates, Inc.;
Morgan Stanley; JP Morgan; Samuel A. Ramirez & Co., Inc.; Wachovia Bank, National Association.

On April 11, 2003, Liberty High Yield Municipal Fund (Fund) purchased $1,050,000 par value of bonds of Puerto Rico Highways and Transportation Authority 5.50% 7/1/2018 (Securities) for a total purchase price of $1,196,895 from Citicorp pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Salomon Smith Barney; Merrill Lynch & Co.; Banc of America Securities LLC; Lehman Brothers; UBS PaineWebber, Inc.; Goldman, Sachs & Co.; Raymond James & Associates, Inc.;
Morgan Stanley; JP Morgan; Samuel A. Ramirez & Co., Inc.; Wachovia Bank, National Association.


On May 30, 2003, Liberty High Yield Municipal Fund (Fund) purchased $500,000 par value of bonds of New York City General Obligation Bonds 5.5% 06/01/18 (Securities) for a total purchase price of $541,950 from Citicorp pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Advest, Inc.; Apex Pryor Securities; CIBC World Markets; Commerce Capital Markets, Inc.; A.G. Edwards & Sons, Inc.; Jackson Securities, LLC; Janney Montgomery Scott LLC; Legg Mason Wood Walker, Inc.; Loop Capital Markets; Popular Securities, Inc.; Prager, Sealy & Co, LLC: Prudential Securities; Raymond James & Associates; RBC Dain Rauscher, Inc.; ABN Amro Financial Services, Inc.; Allen & Company Incorporated; Banc of America Securities, LLC; Banc One Capital Markets, Inc.; Barr Brothers & Co, Inc.; George K. Baum & Company; Belle Haven Investments, L.P.; Bergen Capital, Inc.; BNY Capital Markets, Inc.; Burlington Capital Markets; Cain Brothers; Carlin Financial Group; The Chapman Company; Chase Investment Services Corp; CMI/Capital Markets Investments, LLC; Coastal Securities; Deutsche Bank Securities, Inc.; Divine Capital Markets LLC; Doley Securities, Inc.; Domestic Securities; Douglas & Co., Municipals Inc.; Fahnestock & Co., Inc.; Fidelity Capital Markets; First American Municipals, Inc.; First Miami Securities, Inc.; Fixed Income Securities; Gates Capital Corporation; The GMS Group LLC; Golden Harris Capital Group; Guzman & Co.; J.B. Hanauer & Company; Chester Harris & co., Inc.; Hennion & Walsh, Inc.; J.J. B. Hilliard, W.L. Lyons; William R. Hough & Co.; H&R Block; HSBC Brokerage; Edward D. Jones & Co.; Kirlin Securities,
Inc.; Ladenburg, Thalmann & Co., Inc.; LaSalle Street Securities, Inc.; David Lerner Associates, Inc.; Malachi Group, Inc.; Manufacturers and Traders Trust Company; May Davis Group; McDonald Investments, Inc.; W.H. Mell Associates; Melvin Securities; N.D. Meyer & Co., Inc.; M.H. Meyerson & Co.; Monarch Financial Corp.; Morgan Keegan & Co., Inc.; NatCity Investments Inc.; Redwood Securities Group, Inc.; Ryan, Beck & Co.; Sandler O'Neill & Partners; Charles Schwab & Co.; Seasongood & Mayer; Siebert Brandford Shank & Co.; Herbert J. Sims; Sky Capital Markets; South Trust Securities, Inc.; State Street Global Markets LLC; Stephens Inc.; Stone & Youngberg LLC; Sturdivant & Company; Sutter Securities Incorporated; Tripp & Co., Inc.; Utendahl Capital Partners; Valubond; Wachovia Bank, National Association; R.D. White Glaves & Co., Inc.; Williams Capital Group, L.P.; WM Financial Services.

On May 30, 2003, Liberty High Yield Municipal Fund (Fund) purchased $500,000 par value of bonds of New York City General Obligation Bonds 5.5% 06/01/18 (Securities) for a total purchase price of $541,950 from First Albany pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Advest, Inc.; Apex Pryor Securities; CIBC World Markets; Commerce Capital Markets, Inc.; A.G. Edwards & Sons, Inc.; Jackson Securities, LLC; Janney Montgomery Scott LLC; Legg Mason Wood Walker, Inc.; Loop Capital Markets; Popular Securities, Inc.; Prager, Sealy & Co, LLC: Prudential Securities; Raymond James & Associates; RBC Dain Rauscher, Inc.; ABN Amro Financial Services, Inc.; Allen & Company Incorporated; Banc of America Securities, LLC; Banc One Capital Markets, Inc.; Barr Brothers & Co, Inc.; George K. Baum & Company; Belle Haven Investments, L.P.; Bergen Capital, Inc.; BNY Capital Markets, Inc.; Burlington Capital Markets; Cain Brothers; Carlin Financial Group; The Chapman Company; Chase Investment Services Corp; CMI/Capital Markets Investments, LLC; Coastal Securities; Deutsche Bank Securities, Inc.; Divine Capital Markets LLC; Doley Securities, Inc.; Domestic Securities; Douglas & Co., Municipals Inc.; Fahnestock & Co., Inc.; Fidelity Capital Markets; First American Municipals, Inc.; First Miami Securities, Inc.; Fixed Income Securities; Gates Capital Corporation; The GMS Group LLC; Golden Harris Capital Group; Guzman & Co.; J.B. Hanauer & Company; Chester Harris & co., Inc.; Hennion & Walsh, Inc.; J.J. B. Hilliard, W.L. Lyons; William R. Hough & Co.; H&R Block; HSBC Brokerage; Edward D. Jones & Co.; Kirlin Securities,
Inc.; Ladenburg, Thalmann & Co., Inc.; LaSalle Street Securities, Inc.; David Lerner Associates, Inc.; Malachi Group, Inc.; Manufacturers and Traders Trust Company; May Davis Group; McDonald Investments, Inc.; W.H. Mell Associates; Melvin Securities; N.D. Meyer & Co., Inc.; M.H. Meyerson & Co.; Monarch Financial Corp.; Morgan Keegan & Co., Inc.; NatCity Investments Inc.; Redwood Securities Group, Inc.; Ryan, Beck & Co.; Sandler O'Neill & Partners; Charles Schwab & Co.; Seasongood & Mayer; Siebert Brandford Shank & Co.; Herbert J. Sims; Sky Capital Markets; South Trust Securities, Inc.; State Street Global Markets LLC; Stephens Inc.; Stone & Youngberg LLC; Sturdivant & Company; Sutter Securities Incorporated; Tripp & Co., Inc.; Utendahl Capital Partners; Valubond; Wachovia Bank, National Association; R.D. White Glaves & Co., Inc.; Williams Capital Group, L.P.; WM Financial Services.

On May 30, 2003, Liberty High Yield Municipal Fund (Fund) purchased $500,000 par value of bonds of New York City General Obligation Bonds 5.5% 06/01/18 (Securities) for a total purchase price of $541,950 from Morgan Stanley/ Lattice pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Advest, Inc.; Apex Pryor Securities; CIBC World Markets; Commerce Capital Markets, Inc.; A.G. Edwards & Sons, Inc.; Jackson Securities, LLC; Janney Montgomery Scott LLC; Legg Mason Wood Walker, Inc.; Loop Capital Markets; Popular Securities, Inc.; Prager, Sealy & Co, LLC: Prudential Securities; Raymond James & Associates; RBC Dain Rauscher, Inc.; ABN Amro Financial Services, Inc.; Allen & Company Incorporated; Banc of America Securities, LLC; Banc One Capital Markets, Inc.; Barr Brothers & Co, Inc.; George K. Baum & Company; Belle Haven Investments, L.P.; Bergen Capital, Inc.; BNY Capital Markets, Inc.; Burlington Capital Markets; Cain Brothers; Carlin Financial Group; The Chapman Company; Chase Investment Services Corp; CMI/Capital Markets Investments, LLC; Coastal Securities; Deutsche Bank Securities, Inc.; Divine Capital Markets LLC; Doley Securities, Inc.; Domestic Securities; Douglas & Co., Municipals Inc.; Fahnestock & Co., Inc.; Fidelity Capital Markets; First American Municipals, Inc.; First Miami Securities, Inc.; Fixed Income Securities; Gates Capital Corporation; The GMS Group LLC; Golden Harris Capital Group; Guzman & Co.; J.B. Hanauer & Company; Chester Harris & co., Inc.; Hennion & Walsh, Inc.; J.J. B. Hilliard, W.L. Lyons; William R. Hough & Co.; H&R Block; HSBC Brokerage; Edward D. Jones & Co.; Kirlin Securities,
Inc.; Ladenburg, Thalmann & Co., Inc.; LaSalle Street Securities, Inc.; David Lerner Associates, Inc.; Malachi Group, Inc.; Manufacturers and Traders Trust Company; May Davis Group; McDonald Investments, Inc.; W.H. Mell Associates; Melvin Securities; N.D. Meyer & Co., Inc.; M.H. Meyerson & Co.; Monarch Financial Corp.; Morgan Keegan & Co., Inc.; NatCity Investments Inc.; Redwood Securities Group, Inc.; Ryan, Beck & Co.; Sandler O'Neill & Partners; Charles Schwab & Co.; Seasongood & Mayer; Siebert Brandford Shank & Co.; Herbert J. Sims; Sky Capital Markets; South Trust Securities, Inc.; State Street Global Markets LLC; Stephens Inc.; Stone & Youngberg LLC; Sturdivant & Company; Sutter Securities Incorporated; Tripp & Co., Inc.; Utendahl Capital Partners; Valubond; Wachovia Bank, National Association; R.D. White Glaves & Co., Inc.; Williams Capital Group, L.P.; WM Financial Services.